UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of shareholders of Gentherm Incorporated (the “Company”) on May 18, 2023 (the “Annual Meeting”), the Company’s shareholders approved the Gentherm Incorporated 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the award to employees (including officers and directors who are also employees), non-employee directors, consultants and advisors to the Company or any of its subsidiaries of stock options (including nonqualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance stock units, performance units, and other awards based on or related to shares of common stock up to an aggregate of (a) 3,730,000 shares of the Company’s common stock, plus (b) the number of shares of common stock that, as of the effective date of the 2023 Plan, are subject to awards granted under the Gentherm Incorporated 2013 Equity Incentive Plan (the “2013 Plan”) and that, on or after the effective date of the 2023 Plan, are forfeited, surrendered, terminated (other than by exercise), cancelled, lapsed or reacquired by the Company prior to vesting, without the delivery of any shares of common stock, and otherwise comply with the recycling provisions of the 2013 Plan and 2023 Plan. The foregoing summary is qualified in its entirety by reference to the 2023 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On March 27, 2023, the Compensation and Talent Committee of the Board of Directors approved each of a new Form of Performance Stock Unit Award Agreement, Form of Restricted Stock Unit Award Agreement, and Form of Restricted Stock Award Agreement (Director) for grants under the 2023 Plan, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s shareholders: elected eight directors, each to serve for a one-year term until the 2024 annual meeting of shareholders or until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; approved (on an advisory basis) the compensation of the Company’s named executive officers; approved (on an advisory basis) the frequency of the advisory vote on the compensation of the Company’s named executive officers to occur every year; and approved the 2023 Plan.

The final results of the voting are shown below.

Proposal No. 1 – Election of directors

Nominee	For	Withheld	Broker Non-Votes
Sophie Desormière	22,730,832	7,858,671	994,190
Phillip M. Eyler	30,254,708	334,795	994,190
David Heinzman	30,360,572	228,931	994,190
Ronald Hundzinski	30,348,209	241,294	994,190
Charles Kummeth	30,204,367	385,136	994,190
Betsy Meter	30,243,079	346,424	994,190
Byron Shaw II	27,818,471	2,771,032	994,190
John Stacey	27,650,023	2,939,480	994,190

Proposal No. 2 – Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2023

For	Against	Abstain
31,339,873	239,677	4,143

Proposal No. 3 – Approval (on an advisory basis) of named executive officer compensation

For	Against	Abstain	Broker Non-Votes
28,961,995	1,617,522	9,986	994,190

Proposal No. 4 – Approval (on an advisory basis) of the frequency of the advisory vote on named executive officer compensation

One year	Two years	Three years	Abstain	Broker Non-Votes
29,443,252	4,339	1,131,898	10,014	994,190

Proposal No. 5 – Approval of the Gentherm Incorporated 2023 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
27,418,341	2,592,042	579,120	994,190

On Proposal 4, the most votes were received for an advisory vote on named executive officer compensation once every year. In light of such voting results and the prior recommendation of the Board of Directors of the Company, the Board has determined that it will implement an annual advisory vote on named executive officer compensation until the next required advisory vote on such frequency.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit 10.1*	Gentherm Incorporated 2023 Equity Incentive Plan

Exhibit 10.2*	Form of Performance Stock Unit Award Agreement under the Gentherm Incorporated 2023 Equity Incentive Plan

Exhibit 10.3*	Form of Restricted Stock Unit Award Agreement under the Gentherm Incorporated 2023 Equity Incentive Plan

Exhibit 10.4*	Form of Restricted Stock Award Agreement (Director) under the Gentherm Incorporated 2023 Equity Incentive Plan

Exhibit 104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith. Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary

Date: May 18, 2023